Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-3

Customers Bancorp, Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Voting Common Stock	(1)	Rule 456(b) and Rule 457(r)	2,518,248	$70.83	$178,367,506.00	0.0001531	$27,308.07

Total Offering Amounts:							$178,367,506.00		27,308.07
Total Fees Previously Paid:									0.00
Total Fee Offsets:									0.00
Net Fee Due:									$27,308.07

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Offering Note(s)

(1)	Includes 328,467 shares of voting common stock that may be purchased by the underwriters upon the exercise of their option to purchase additional shares. Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended (the "Securities Act"), based upon the average of the high and low prices of the registrant's voting common stock as reported on the New York Stock Exchange on September 2, 2025. This "Calculation of Registration Fee" table shall be deemed to update the "Calculation of Registration Fee" table in the registrant's Registration Statement on Form S-3ASR (No. 333-290008) filed by the registrant on September 3, 2025, in accordance with Rules 456(b) and 457(r) under the Securities Act.